UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2014

SIGA RESOURCES, INC.

(Exact name of registrant as specified in charter)

Nevada	000-52814	74-3207964
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 West Nye Carson City, Nevada	89706
(Address of principal executive offices)	(Zip Code)

(281) 256-5417

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 25, 2014, Siga Resources, Inc. (the “Company”) entered into a Letter of Intent (the “LOI”) with Gold Lakes Corp. (“Gold Lakes”). The LOI sets forth basic terms and conditions whereby the Company would acquire all of the issued and outstanding shares of Gold Lakes pursuant to a Share Exchange, which would result in Gold Lakes becoming a wholly owned subsidiary of the Company. The Company would issue 25 million shares of common stock to the current holders of Gold Lakes in exchange for 100% of the issued and outstanding shares of Gold Lakes. The Company would also effect a name change to Gold Lakes Corp. (www.goldlakes.com), a ticker change, a 200:1 reverse split, and commit to $1 million in financing over the next three years. The Company is currently conducting its due diligence and the parties have agreed to enter into a Definitive Agreement by December 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGA RESOURCES, INC.

Date: November 25, 2014	By:	/s/ Christopher P. Vallos
Christopher P. Vallos, Director